UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

PALISADE BIO, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 3, 2025

The following information relates to the proxy statement of Palisade Bio, Inc. (sometimes referred to as the “Company,” or “Palisade,” “we,” “our” or “us”) filed with the Securities and Exchange Commission on October 28, 2025 (the “Proxy Statement”), in connection with the Special Meeting of Stockholders (the “Special Meeting”) of Palisade Bio, Inc. to be held on Wednesday, December 3, 2025 at 9:00 a.m. Pacific Time. The Special Meeting will be held in a virtual meeting format only, via live webcast on the Internet at www.proxydocs.com/PALI. All capitalized terms used but not otherwise defined in this Supplement (the “Supplement”) have the meanings ascribed to them in the Proxy Statement.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement is being filed to correct an inadvertent error related to the number of shares of common stock (“Common Stock”) reported as outstanding at the close of business on October 17, 2025 (the “Record Date”). The Proxy Statement previously provided that 139,564,572 shares of Common Stock were outstanding at the close of business on the Record Date, however, due to the exercise of pre-funded warrants to purchase 9,400,000 shares of common stock on the Record Date, it should have provided that there were 148,964,572 shares of Common Stock outstanding at the close of business on the Record Date. This change affects the disclosure as reported on page 1 of the Proxy Statement under the heading “Who can vote at the Special Meeting?—Voting Shares”, page 5 of the Proxy Statement under the heading “What is the quorum requirement?” and on pages 8-9 of the Proxy Statement under the heading “Reasons for the Proposal”.

Except as amended by information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged. This Supplement does not reflect any other events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. From and after the date of this Supplement, any references to the “Proxy Statement” in the proxy materials for the Special Meeting are to the Proxy Statement as supplemented by this Supplement.

* * * * *

The following disclosure (changes marked with new text bold and underlined and deleted text bold and strikethrough) amends and supplements the information provided:

Under the heading “Who can vote at the Special Meeting?—Voting Shares” on page 1 of the Proxy Statement:

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. On the Record Date, there were ~~139,564,572~~148,964,572 shares of common stock outstanding and entitled to vote.

In the first paragraph under the heading “What is the quorum requirement?” on page 5 of the proxy Statement:

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third (1/3) of the outstanding shares entitled to vote are present at the Special Meeting or represented by proxy. On the Record Date, there were ~~139,564,572~~148,964,572 shares outstanding and entitled to vote. Thus, the holders of ~~46,521,524~~49,654,858 shares must be present at the Special Meeting or represented by proxy at the meeting to have a quorum.

In the first paragraph under the heading “Reasons for the Proposal” on pages 8-9 of the Proxy Statement:

Currently, we are authorized to issue up to 280,000,000 shares of common stock. As of the Record Date, there were ~~139,564,572~~148,964,572 shares of common stock ~~issued and~~ outstanding and ~~110,945,343~~101,545,343 shares of common stock issuable as follows:

●	~~83,883,928~~74,483,928 shares of common stock issuable upon the exercise of warrants and pre-funded warrants;
●	8 shares of common stock issuable upon conversion of the 200,000 outstanding shares of our Series A 4.5% Convertible Preferred Stock;
●	27,018,013 shares of common stock issuable upon exercise of outstanding stock options and vesting of restricted stock units and restricted performance stock units granted under the Company’s equity compensation plans; and
●	43,394 shares of common stock reserved for future issuances under the Company’s employee stock purchase plan.

Therefore, we currently have less than 10.5% of our total authorized shares of common stock available for future issuance.

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Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the Special Meeting. The Company filed the Proxy Statement and a proxy card with the SEC on October 28, 2025 in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The Company’s Proxy Statement for the Special Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at palisadebio.com/sec-filings/ or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 24, 2025. Stockholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Company’s website at palisadebio.com/sec-filings/.